August 1, 2016

Payment Data Systems, Inc.
12500 San Pedro, Suite 120
San Antonio, TX 78216
Attention: Board of Directors

Re: Resignation from the Board of Directors of Payment Data Systems, Inc. (the Company).

Dear Board Members:

This letter confirms my resignation from the Board of Directors and Audit Committee of Payment Data Systems, Inc. effective today.

My resignation is prior to the Audit Committee approval of the Form 10-Q and Financial Statements for the quarterly period ended June 30, 2016.

I have resigned over disagreements about the management, governance and strategy of the Company.

Very Truly Yours,

K.E. Taylor

Kirk Taylor